UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Business Development Corporation of America (the “Company”) announced today that its Board of Directors has declared monthly cash dividends payable in each of August, September, October and November 2017. These monthly dividends reflect an annualized distribution rate of $0.65 per share, a change from the prior annualized distribution rate of $0.87 per share. Based on the number of days in each of July, August, September and October, the declared dividends are payable by the Company in such amounts as set forth below.

Monthly Dividends Declared

Record Date	Payment Date	Amount Per Share
July 31, 2017	August 1, 2017	$0.05521
August 31, 2017	September 1, 2017	$0.05521
September 29, 2017	October 2, 2017	$0.05342
October 31, 2017	November 1, 2017	$0.05521

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: July 18, 2017	By:	/s/ Richard J. Byrne
Name: Richard J. Byrne Title: Chief Executive Officer, President and Chairman of the Board of Directors